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                        [RUFFA & RUFFA, P.C. LETTERHEAD]

                                                               September 3, 2002

Synergy Technologies Corporation
1689 Hawthorne Drive
Conroe, TX 77301

             Re:  Synergy Technologies Corporation
                  Registration Statement on Form SB-2 (File No. 333-     )
                  --------------------------------------------------------

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), by Synergy Technologies Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission, relating to a proposed sale by the selling shareholders named in the Registration Statement (the "Selling Shareholders") of up to 13,500,000 shares (the "Shares") of the Company's Common Stock, par value $.002 per share (the "Common Stock").

         We have reviewed the Company's Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Shares, the Common Stock Purchase Agreement between the Company and Fusion Capital Fund II, LLC ("Fusion Capital"), one of the selling shareholders, dated June 20, 2002, as amended on August 27, 2002 (the "Purchase Agreement"), the warrants giving the holders thereof the right to purchase up to 150,000 shares of Common Stock being registered ("Warrants") and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Shares are to be offered for sale, the 4,350,000 shares of Common Stock held by the Selling Stockholders are, and the 9,150,000 shares of Common Stock issuable under the Purchase Agreement and upon exercise of the Warrants will be, when issued and paid for as provided in the Purchase Agreement and the Warrants, as the case may be, validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto.

                                          Very truly yours,
                                          /s/ William P. Ruffa
                                          --------------------
                                          William P. Ruffa